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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the reference to our firm under the caption "Experts" and to the use of our report, dated April 16, 2004, in Amendment No. 5 to the Registration Statement (Form S-11 No. 333-114673), filed on July 26, 2004 and related Prospectus of Gramercy Capital Corp. for the registration of $215,625,000 of its common stock.

/s/ ERNST & YOUNG LLP New York, New York July 26, 2004

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM